EXHIBIT 10.12
CONSULTING AGREEMENT

This Consulting Agreement (the “Agreement”) is entered into by and between WestMountain Index Advisor, Inc. (the “Company”) and WestMountain Asset Management, Inc.  (the Consultant”).

1.           Consulting Relationship.  During the term of this Agreement, Consultant will provide business development and related advisory services (the “Services”) to the Company as such are more fully described on Exhibit A attached hereto.  Consultant represents that Consultant has the qualifications, the experience and the ability to properly perform the Services.  Consultant shall use Consultant’s best efforts to perform the Services such that the results are satisfactory to the Company.

2.           Fees.  As consideration for the Services to be provided by Consultant the Company shall pay to Consultant the amounts specified in Exhibit B attached to this Agreement at the times specified therein.  Consultant shall invoice the Company for all fees incurred, and such fees shall be paid, in arrears, within ten (10) days of the Company’s receipt of each invoice.

3.           Expenses.  Consultant shall not be authorized to incur any expenses behalf of the Company or incur any expenses itself that Consultant expects Company to reimburse Consultant for without the Company’s prior consent, which consent shall be evidenced in writing for any expenses in excess of $500 per month.  As a condition to receipt of reimbursement, Consultant shall be required to submit to the Company reasonable evidence that the amount involved was expended and related to Services provided under this Agreement.  In certain circumstances, as detailed on Exhibit B hereto, the Company shall advance expenses to the Consultant for pre-approved expenditures made by the Consultant on the Company’s behalf, and the Consultant shall upon incurring such expenses provide to the Company reasonable evidence that the amount involved was expended and related to the Services provided hereunder.

4.           Term and Termination.  Consultant shall serve as a consultant to the Company for a period commencing on February 18, 2011 and terminating on December 31, 2011. Notwithstanding the foregoing, either party may terminate this Agreement at any time upon thirty (30) days’ written notice.  In the event of such termination, Consultant shall be paid for any portion of the Services that have been performed prior to the termination.

5.           Independent Contractor.  Consultant’s relationship with the Company will be that of an independent contractor and not that of an employee.

(a)           Method of Provision of Services.  Consultant shall be solely responsible for determining the method, details and means of performing the Services.  Consultant may, at Consultant’s own expense, employ or engage the service of such employees or subcontractors as Consultant deems necessary to perform the Services required by this Agreement (the “Assistants”).  Such Assistants are not the employees of the Company and Consultant shall be wholly responsible for the professional performance of the Services by his Assistants such that the results are satisfactory to the Company.

(b)           No Authority to Bind Company.  Neither Consultant, nor any partner, agent or employee of Consultant, has authority to enter into contracts that bind the Company or create obligations on the part of the Company without the prior written authorization of the Company.

(c)           No Benefits.  Consultant acknowledges and agrees that Consultant (or Consultant’s employees, if Consultant is an entity) will not be eligible for any Company employee benefits and, to the extent Consultant (or Consultant’s employees, if Consultant is an entity) otherwise would be eligible for any Company employee benefits but for the express terms of this Agreement, Consultant (on behalf of itself and its employees) hereby expressly declines to participate in such Company employee benefits.

(d)           Withholding and Taxes.  Consultant shall have full responsibility for applicable withholding taxes for all compensation paid to Consultant, its partners, agents or its employees under this Agreement, and for compliance with all applicable labor and employment requirements with respect to Consultant’s self-employment, sole proprietorship or other form of business organization, and Consultant’s partners, agents and employees, including state worker’s compensation insurance coverage requirements and any US immigration visa requirements.

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(e)           Work for Others.   The Company acknowledges, recognizes, and agrees that, subject to the provisions of Section 7 hereto, the Consultant may perform services for other persons, clients, or businesses.

6.           Proprietary Information.  The Company acknowledges, recognizes, and agrees that the Consultant is being retained by the Company, in part, because of the Consultant’s knowledge of and contacts in the investment community, business development community and related services.  The Company further acknowledges that this proprietary information is and shall remain the property of the Consultant, and the Company represents, warrants and covenants that it will make no claim that such information is or will become the Company’s intellectual property by virtue of the relationship between the parties which arises from this Agreement or applicable law.

7.           Consulting or Other Services for Competitors.  Consultant represents and warrants that Consultant does not presently perform consulting or other services for, or engage in an employment relationship with, companies who businesses or proposed businesses in any way involve products or services which are competitive with the Company’s products or services, or those products or services proposed or in development by the Company during the term of the Agreement (except for those companies, if any, listed on Exhibit C attached hereto).  If, however, Consultant decides to do so, Consultant agrees that, in advance of accepting such work, Consultant will promptly notify the Company in writing, specifying the organization with which Consultant proposes to consult, provide services, or become employed by and to provide information sufficient to allow the Company and Consultant to mutually and collectively determine if such proposed work will conflict with the terms of this Agreement, the interests of the Company or further services which the Company might request of Consultant.  If both the Consultant and Company, after a reasonable review, determine such proposed work will compromise the Consultant’s ability to perform under this Agreement the Company may elect to terminate this Agreement by giving notice the Consultant as provided hereunder.

8.           Confidentiality and Nondisclosure.  Consultant shall not, during or after the term of his engagement, directly or indirectly, use, disseminate, or disclose to any person, firm, or other business entity for any purpose whatsoever, any information not generally known in the industry in which the Company is or may be engaged which was disclosed to Consultant or known by Consultant as a consequence of or through his consulting relationship with the Company.  This includes information regarding and relating to the Company's services, pricing and clients, and also includes information relating to purchasing, accounting, marketing, and merchandising.  Consultant shall hold in a fiduciary capacity for the benefit of the Company all information described herein, during the term of this Agreement, which may be directly or indirectly useful in or related to the business of the Company or its affiliates, or may be within the scope of its or their business. Notwithstanding this Section 8, with the prior written consent of the Company, the Consultant may use Company information for the Consultant’s marketing and other promotional materials.

Except as required by law, neither Consultant nor any of Consultant’s employees, officers, agents or advisors shall issue any press release or make any other public statement relating to this Agreement, any work done under this Agreement or any of the transactions contemplated by this Agreement without obtaining the prior written approval of Company as to the contents and the manner of presentation and publication of such press release or public statement.

9.           Conflicts with this Agreement.  Consultant represents and warrants that neither Consultant nor any of Consultant’s partners, employees or agents is under any pre-existing obligation in conflict with or in any way inconsistent with the provisions of this Agreement. Consultant represents and warrants that Consultant’s performance of all the terms of this Agreement will not breach any agreement to keep in confidence proprietary information acquired by Consultant in confidence or in trust prior to commencement of this Agreement. Consultant warrants that Consultant has the right to disclose and/or or use all ideas, processes, techniques and other information, if any, which Consultant has gained from third parties, and which Consultant discloses to the Company or uses in the course of performance of this Agreement, without liability to such third parties.  Consultant will not knowingly infringe upon any copyright, patent, trade secret or other property right of any former client, employer or third party in the performance of the Services required by this Agreement.

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10.           Miscellaneous.

(a)           Amendments and Waivers. Any term of this Agreement may be amended or waived only with the written consent of the parties.

(b)           Sole Agreement.  This Agreement, including the Exhibits hereto, constitutes the sole agreement of the parties and supersedes all oral negotiations and prior writings with respect to the subject matter hereof.

(c)           Notices.  Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or by courier, overnight delivery service or confirmed facsimile, 48 hours after being deposited in the regular mail as certified or registered mail (airmail if sent internationally) with postage prepaid, if such notice is addressed to the party to be notified at such party’s address or facsimile number as set forth below, or as subsequently modified by written notice.

(d)           Choice of Law.  The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Washington, without giving effect to the principles of conflict of laws.

(e)           Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith.  In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

(f)           Counterparts.  This Agreement may be executed and delivered in counterparts or electronically, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

(g)           Arbitration.   Any dispute or claim arising from or relating to this Agreement will be finally settled by binding arbitration in King County, Washington, in accordance with the rules of the American Arbitration Association by one arbitrator appointed in accordance with said rules.  The arbitrator shall apply Washington law, without reference to rules of conflicts of law (for the purpose of applying another jurisdiction’s law) or rules of statutory arbitration, to the resolution of any dispute.  Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.  Notwithstanding the foregoing, the parties may apply to any court of competent jurisdiction for preliminary or interim equitable relief, or to compel arbitration in accordance with this paragraph, without breach of this arbitration provision.

(h)           Jurisdiction and Venue.  Any suit involving any dispute or matter arising under this Agreement may only be brought in the United States District Court for the Western District of Washington or any Washington State Court having jurisdiction over the subject matter of the dispute or matter.  Each of the parties hereto, hereby consents to the exercise of personal jurisdiction by any such court with respect to any such proceeding.

(i)           Advice of Counsel.  EACH PARTY ACKNOWLEDGES THAT, IN EXECUTING THIS AGREEMENT, SUCH PARTY HAS HAD THE OPPORTUNITY TO SEEK THE ADVICE OF INDEPENDENT LEGAL COUNSEL, AND HAS READ AND UNDERSTOOD ALL OF THE TERMS AND PROVISIONS OF THIS AGREEMENT.  THIS AGREEMENT SHALL NOT BE CONSTRUED AGAINST ANY PARTY BY REASON OF THE DRAFTING OR PREPARATION HEREOF.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have hereby executed this Agreement on the respective dates set forth below.

COMPANY:
WestMountain Index Advisor, Inc.
By:  /s/ Greg Schifrin
Name: Greg Schifrin
Title: President
Address:  2186 S. Holly St., Suite 104, Denver, CO 80222
Fax: __________________________________
Dated: February 18, 2011

CONSULTANT:
WestMountain Asset Management, Inc.
By: _________________________________
Name:  ______________________________
Title: ________________________________
Address:  123 North College Avenue, Suite 200
Fort Collins, CO 80524

Fax: _________________________________
Dated: February 18, 2011

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EXHIBIT A

DESCRIPTION OF CONSULTING SERVICES

Description of Services and Deliverables	Schedule/Deadline
1. Acquisition of Terra Mining Corporation	February 2011
2. Private equity investment of not less than $1 million	February 2011
3. Elimination and/or conversion of Terra Mining Corporation and/or Company debt into Company equity with goal of Company having no debt to third parties by the Deadline date.	February 2011

EXHIBIT B

COMPENSATION

Check applicable payment terms:

[ ]	For Services rendered by Consultant under this Agreement, the Company shall pay Consultant flat fee of $ _____________, payable within ten (10) days of invoice.

[ ]	For Services rendered by Consultant under this Agreement, the Company shall pay Consultant at the rate of $____________ per month, payable within ten (10) days of invoice.

[ ]	For Services rendered by Consultant under this Agreement, the Company shall pay Consultant at the rate of $____________ per hour, payable within (10) days of invoice.

[ ]
For Services rendered by the Consultant in connection with the transaction related to the issuance by the Company of debt or equity securities the consummation of which yields to the Company net proceeds of greater than [INSERT DOLLAR AMOUNT]; Consultant shall, upon the closing of such transaction, be paid a one-time bonus of [X%] of such net proceeds.

[ ]	Consultant is authorized to incur the following expenses, and such expenses shall be reimbursed or advanced (circle one) by the Company to the Consultant.

[ x ]	Other:

Warrants for a total of 925,000 shares of Company Common stock substantially in the form attached hereto as Exhibit D, to be issued as follows.

Upon closing of the Company’s acquisition of Terra Mining Corporation (including its subsidiary Terra Gold Corp.) and related assets owned or controlled by Greg Schifrin and/or James Baughman necessary or useful for exploitation and development of Terra Mining Corporation’s assets, warrants for 200,000 shares will be issued.

Upon the elimination and/or conversion of all outstanding Terra Mining Corporation and Company debt to third parties, warrants for 100,000 shares will be issued.

Upon the raising of $500,000 in cash equity investment at a rate of $0.50 per Company common share or better, warrants for 100,000 shares will be issued.

Upon the raising of each additional $100,000 in cash equity investment at a rate of $0.50 per Company common share or better, warrants for 50,000 shares will be issued up to a maximum of 250,000 shares.

     Warrants for 275,000 shares based on the following:

     100,000 for the replacement of the bridge warrants, 250,000 in cash at closing ($275,000 at closing), less 75,000 issued in February, 2011.

EXHIBIT C

LIST OF COMPANIES AND PROJECTS
EXCLUDED UNDER SECTION 7

___ Conflicts described below

___ No conflicts

___ Additional Sheets Attached

Signature of Consultant:

Print Name of Consultant:

Date:

EXHIBIT D

Form of Warrants to be issued to Consultant